Exhibit 99.1
Healthcare Services Group, Inc.

Reports Q1 2020 Results

BENSALEM, PA, April 21, 2020 (BUSINESS WIRE) -- Healthcare Services Group, Inc. (NASDAQ:HCSG) (the “Company”) reported for the three months ended March 31, 2020 revenue of $449.2 million, net income of $20.2 million, or $0.27 per basic and diluted common share, and cash flow from operations of $12.7 million. Additionally, the Company’s Board of Directors declared a quarterly cash dividend of $0.2025 per common share, the 67th consecutive increase since the initiation of dividend payments in 2003.

Ted Wahl, Chief Executive Officer, stated, “COVID-19 quickly became the dominant theme during the quarter. The pace at which the virus presented and altered operational protocol for our customers was unlike anything we’ve experienced in the industry. Our customers responded with innovation and resolve, and we’ve been right there with them, at our absolute best and delivering in the most extraordinary way. Our subject matter expertise in infection control and supply chain management has been rivaled only by the incredible dedication and commitment of our employees, at every level, but especially our heroes working in the facilities. Their passion, perseverance and courage in the face of great adversity is nothing short of inspirational.”

Mr. Wahl continued, “We’ll continue to closely monitor the impact of COVID-19 on the industry, as we work with our customers in managing this unique challenge. While quite a bit of uncertainty remains as to the path and impact of this virus on the industry, we’ve been encouraged by both the pace and significance of the enacted and proposed federal and state relief measures, which are providing meaningful financial support to an industry committed to combating this crisis.”

First Quarter Results

Revenue for the quarter was $449.2 million, with dining & nutrition and housekeeping & laundry segment revenues of $224.9 million and $224.3 million, respectively.

Direct cost of services was reported at $387.2 million, or 86.2%. Overall, the Company’s near-term goal is to manage Direct cost at 86.0%, excluding any COVID-19-related costs, temporary investments in management capacity or any new business start-up inefficiencies that may occur.

Dining & nutrition and housekeeping & laundry segment margins were 6.4% and 10.7%, respectively.

Selling, general and administrative (“SG&A”) was reported at $30.0 million, or 6.7%; after adjusting for the $5.7 million decrease in deferred compensation, actual SG&A was $35.7 million, or 8.0%. The Company continues to target SG&A of 7.5%, excluding any COVID-19 or SEC-related costs, with the primary opportunity for near-term leverage existing in top line growth.

The Company reported an effective tax rate of 24.6% and expects a 2020 tax rate of 24% to 26%.

Cash flow from operations for the quarter was $12.7 million, inclusive of the $4.6 million decrease in accrued payroll.

Exhibit 99.1
Mr. Wahl stated, “In the coming months, we will continue our intensive operational focus on mitigating the effects of COVID-19 and remain proactive in delivering the best possible outcomes on all fronts. We are prudently maintaining a strong balance sheet with no near-term maturities, which appropriately complements our cash position. Above all, we are deeply committed to supporting our customers in the care of their patients and residents, while simultaneously continuing to protect company resources, including our most valued resource - our employees.”

Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.2025 per common share, payable on June 26, 2020 to shareholders of record at the close of business on May 22, 2020. This represents the 68th consecutive quarterly cash dividend payment, as well as the 67th consecutive increase since the initiation of quarterly cash dividend payments in 2003.

Current Expected Credit Loss Adoption

Effective January 1, 2020, the Company implemented the Current Expected Credit Loss (“CECL”) accounting standard, as required by the Financial Accounting Standards Board (“FASB”). The standard required a transition from an incurred loss methodology to an expected loss model when evaluating potential credit loss, primarily relating to the Company’s accounts and notes receivable. The implementation of CECL resulted in an initial, one-time increase of $42.2 million to the Company’s allowance for doubtful accounts through a reduction of stockholders' equity.

Conference Call and Upcoming Events

The Company will host a conference call on Wednesday, April 22, 2020, at 8:30 a.m. Eastern Time to discuss its results for the three months ended March 31, 2020. The call may be accessed via phone at 877-395-7164. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on our website for one year following the date of the earnings call.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the healthcare industry, primarily providers of long-term care; the impact of and future effects of the COVID-19 pandemic or other potential pandemics having a significant portion of our consolidated revenues contributed by one customer during the three months ended March 31, 2020; credit and collection risks associated with the healthcare industry; our claims experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general, and administrative expense; continued realization of tax benefits arising from our corporate reorganization and self-funded health insurance program; the impact of the SEC investigation and the related class action lawsuit; risks associated with the reorganization of our corporate structure; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2019 under “Government Regulation of Clients,” “Service Agreements and Collections,” and “Competition” and under Item IA. “Risk Factors” in such Form 10-K.

These factors, in addition to delays in payments from clients and/or clients in bankruptcy or clients with which we are in litigation to collect payment, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs and COVID-19) could not be passed on to our clients.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, retain and provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies.

Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and dietary services to long-term care and related health care facilities.

Company Contacts:

Theodore Wahl	Matthew J. McKee
President and Chief Executive Officer	Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2020	2019
Revenues	$449,150	$476,111
Operating costs and expenses:
Cost of services provided	387,156	427,265
Selling, general and administrative	30,017	41,101
Income from operations	31,977	7,745
Other income, net:
Investment and other (expense) income	(5,195)	4,147
Income before income taxes	26,782	11,892
Income tax expense	6,592	2,736

Net income	$20,190	$9,156

Basic earnings per common share	$0.27	$0.12

Diluted earnings per common share	$0.27	$0.12

Cash dividends declared per common share	$0.20250	$0.19750

Basic weighted average number of common shares outstanding	74,658	74,301

Diluted weighted average number of common shares outstanding	74,767	74,719

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	March 31, 2020	December 31, 2019
Cash and cash equivalents	$64,498	$27,329
Marketable securities, at fair value	90,497	90,711
Accounts and notes receivable, net	303,804	340,930
Other current assets	61,757	56,762
Total current assets	520,556	515,732

Property and equipment, net	29,010	28,820
Notes receivable - long-term	49,466	46,992
Goodwill	51,084	51,084
Other intangible assets, net	21,311	22,353
Deferred compensation funding	30,008	37,247
Other assets	30,642	20,364
Total Assets	$732,077	$722,592

Accrued insurance claims - current	$23,729	$23,256
Other current liabilities	162,555	125,395
Total current liabilities	186,284	148,651

Accrued insurance claims - long-term	65,272	64,366
Deferred compensation liability	30,098	37,621
Lease liability - long-term portion	12,244	11,649

Stockholders' equity	438,179	460,305
Total Liabilities and Stockholders' Equity	$732,077	$722,592